As filed with the Securities and Exchange Commission on June 8, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SYNIVERSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	30-0041666
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647

(813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David W. Hitchcock

Chief Financial Officer

Syniverse Holdings, Inc.

8125 Highwoods Palm Way

Tampa, Florida 33647

(813) 637-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis M. Myers, P.C.

Paul D. Zier, Esq.

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

(312) 861-2000

Approximate date of commencement of proposed sale to the public:    From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share	31,750,000 shares	$12.60	$400,050,000	$12,282

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of the common stock on the New York Stock Exchange on June 7, 2007.
(2)	Calculated pursuant to Rule 457(a) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

PROSPECTUS

Subject to Completion Dated June 8, 2007

31,750,000 Shares

Common Stock

We and the selling stockholders may each, from time to time, sell shares of our common stock covered by this prospectus in one or more offerings. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders, but we will incur expenses in connection with the offering.

Our registration of the shares of our common stock covered by this prospectus does not mean that we or the selling stockholders will offer or sell any of the shares. We and the selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. The names of any underwriters, dealers or agents, as well as other specific information about the terms of a particular offering and the identity of any selling stockholders, will be included in a prospectus supplement relating to that offering. We provide more information about how we and the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 6.

Our common stock is traded on the New York Stock Exchange under the symbol “SVR”. On June 7, 2007, the last reported sale price of our common stock on the New York Stock Exchange was $12.48 per share.

See “ Risk Factors” on page 1 of this prospectus to read about factors you should consider before buying our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June     , 2007

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Specific information about the terms of an offering will be included in a prospectus supplement relating to each offering of shares. The prospectus supplement may also add, update or change information included in this prospectus, including, but not limited to, the identity of the selling stockholders. You should read both this prospectus and the prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. Neither we, the selling stockholders nor any underwriter has authorized anyone to provide information different from that contained in this prospectus and the documents incorporated by reference herein. The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of common stock.

This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

The terms “Syniverse,” “we,” “us,” and “our” as used in this prospectus refer to Syniverse Holdings, Inc. and its consolidated subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

i

OUR COMPANY

Overview

We are a leading provider of mission-critical technology services to wireless telecommunications companies worldwide. We serve over 350 telecommunications carriers in over 50 countries. Many of these carriers depend on our integrated suite of transaction-based services to solve the complexities associated with offering seamless wireless services, connecting disparate carrier networks and facilitating the rapid deployment of next-generation wireless services. Our services enable wireless carriers to provide their customers with enhanced wireless services including national and international wireless voice and data roaming, caller ID, Short Message Service (“SMS”) messaging, Multimedia Messaging Services (“MMS”), wireless number portability and wireless data content.

The global wireless industry relies on an extensive and complex set of communication standards, technical protocols, network interfaces and systems that must successfully interoperate in order to provide global voice and data services. The proliferation of these standards has resulted in technological incompatibilities, both within and between carriers. These incompatibilities have become increasingly difficult to manage as new wireless technologies and services are introduced and deployed.

Our position as a trusted and neutral intermediary between carriers allows us to solve these technical and operational challenges for the wireless industry. By providing our carrier customers a single point of system and network connectivity, we are able to translate otherwise incompatible communication standards and protocols, route telephone calls and SMS and MMS messages to support national and international roaming and provide access to intelligent network services such as wireless number portability and caller ID. Our services platforms also enable carriers to rapidly and cost-effectively deploy next-generation services such as wireless data content and Voice-over-Internet Protocol (“VoIP”).

We provide these services to telecommunications carriers globally, including the ten largest U.S. wireless carriers and seven of the ten largest global wireless operators. Our domestic customers include Cingular Wireless, Sprint/Nextel, T-Mobile USA and Verizon Wireless. We serve over 100 international carriers outside North America, including Vodafone, SFR, China Unicom, KDDI and SK Telecom.

We generate the majority of our revenue on a per-transaction basis, often generating multiple transactions from a single subscriber call or data session. The remainder of our revenues are generated from recurring, non-transaction fees for network connections and software maintenance. Demand for our services is driven primarily by the volume of wireless voice calls and data sessions, the frequency of subscriber roaming activity, the number of SMS and MMS messages exchanged and subscriber adoption of new wireless data services.

Syniverse Holdings, Inc. is a Delaware corporation. Our principal executive offices are located at 8125 Highwoods Palm Way, Tampa, Florida 33647, and our telephone number is (813) 637-5000. Our website address is www.syniverse.com. Information on our website should not be construed to be part of this prospectus.

RISK FACTORS

Investing in our common stock involves risks. Our business, financial condition, operating results and cash flows can be impacted by a number of factors, any one of which could cause our actual results to vary materially from recent results or from our anticipated future results. You should carefully consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other documents we file with the Securities and Exchange Commission (“SEC”) in the future (see “Incorporation of Certain Information by Reference”).

FORWARD-LOOKING STATEMENTS

Some of the statements contained and incorporated by reference in this prospectus and in particular, statements found under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 that are not historical in nature may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often identified by the words “will,” “should,” “anticipate,” “believe,” “expect,” “intend,” “estimate,” “hope,” “plan,” or similar expressions. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties. There are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. These factors, risks and uncertainties include the following:

•	unpredictable quarterly fluctuations in our business;

•	the effects of competition or consumer and merchant use of our services;

•	the impact of international expansion efforts on our business;

•	changes in our tax status;

•	those incorporated by reference in this prospectus under the caption “Risk Factors”; and

•

those described under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, which are incorporated by reference in this prospectus.

Our actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements, and accordingly, we can give no assurances that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our business, financial condition, operating results or cash flows. In view of these uncertainties, investors are cautioned not to place undue reliance on these forward-looking statements. We expressly disclaim any obligation to publicly revise any forward-looking statements that have been made to reflect the occurrence of events after the date hereof.

USE OF PROCEEDS

We are registering 31,750,000 shares of our common stock for sale by us and/or the selling stockholders. We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered by us under this prospectus. Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of shares of our common stock will be used for general corporate purposes. General corporate purposes may include capital expenditures, the repayment of debt, investments in our subsidiaries, working capital, repurchases of stock, or the financing of possible acquisitions or business opportunities. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for other purposes. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

We will bear all costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including, but not limited to, all registration and filing fees, fees and expenses of our counsel and our accountants and fees and expenses of counsel to the selling stockholders. The selling stockholders will pay any underwriting discounts and commissions and brokerage expenses incurred by the selling stockholders in connection with their sales of common stock.

SELLING STOCKHOLDERS

Under this prospectus, the selling stockholders may sell up to 31,750,000 shares of our common stock held by certain of our stockholders less the number of shares, if any, we sell. The shares of common stock to be sold by the selling stockholders were acquired in February 2005 upon the dissolution of Syniverse Holdings, LLC following our initial public offering. Syniverse Holdings, LLC acquired these shares of common stock or shares of our class A cumulative redeemable preferred stock, which were converted into the shares of common stock, in February 2002 as part of our acquisition from Verizon Communications.

The prospectus supplement for any offering of the common stock by the selling stockholders will include the following information:

•	the names of the selling stockholders;

•	the nature of any position, office or other material relationship which each selling stockholder has had within the last three years with us or any of our predecessors or affiliates;

•	the number of shares held by each selling stockholder before and after the offering;

•	the percentage of the common stock held by each selling stockholder before and after the offering; and

•	the number of shares of our common stock offered by each selling stockholder.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,300,000 shares of common stock, $0.001 par value per share, 300,000 shares of unclassified preferred stock, $0.001 par value per share and 300,000 shares of class A cumulative redeemable convertible preferred stock, $0.01 par value per share.

The following is a summary of the rights of our common stock and preferred stock. This summary is not complete. For more detailed information, please see our certificate of incorporation which is included as an exhibit to the registration statement of which this prospectus is a part.

Common Stock

As of March 31, 2007, there were 68,081,758 shares of common stock outstanding held by stockholders and options outstanding to purchase 820,748 shares of common stock under our stock option plans.

Dividend rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive, equally, on a per share basis, dividends and other distributions is cash, securities or other property out of assets legally available at the times and in the amounts as our board of directors may from time to time determine.

Voting rights. Each common stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

No preemptive or similar rights. Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Right to receive liquidation distributions. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors. Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Preferred Stock

We are authorized, subject to the limits imposed by the Delaware General Corporation Law, to issue up to 300,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations and restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that affect adversely the voting power or other rights of our common stockholders. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing our change in control and may cause the market price of our common stock to decline or impair the voting and other rights of the holders of our common stock. We have no current plans to issue any shares of preferred stock.

As of March 31, 2007, there were no shares of our class A cumulative redeemable convertible preferred stock outstanding.

Registration Rights

We have entered into a registration agreement with certain of our stockholders. The registration agreement grants the holders of a majority of the shares of our common stock that are registrable under the registration agreement, whom we refer to as the majority stockholders, the right, at any time, to demand that we file a registration statement with the Securities and Exchange Commission to register all or part of their shares of common stock. Subject to certain limitations, we are be obligated to effect an unlimited number of long-form and short-form registrations upon the majority stockholders’ demand, for which we will be required to pay the registration expenses.

In addition, if we propose to register securities for our own account, the stockholders who are parties to the registration agreement may be entitled to include their shares in that registration. All of these registration rights are subject to conditions and limitations, which include our right or the right of the underwriters of an offering to limit the number of shares included in a registration under some circumstances.

Antitakeover Effects of Provisions of Our Certificate of Incorporation and Bylaws

Provisions of our amended and restated certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company. These provisions could cause the price of our common stock to decrease. Some of these provisions allow us to issue preferred stock without any vote or further action by the stockholders. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in our control. The amendment of any of these provisions would require approval by holders of at least two-thirds of the outstanding common stock.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation limit the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, our amended and restated certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Corporate Opportunities

Our amended and restated certificate of incorporation renounces, to the fullest extent permitted by the Delaware General Corporation Law, any interest or expectancy of us in business opportunities that are offered to officers, directors or stockholders who are not employees of us or one of our subsidiaries.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

New York Stock Exchange Listing

Our common stock is for listed on the New York Stock Exchange under the symbol “SVR.”

PLAN OF DISTRIBUTION

We are registering 31,750,000 shares of our common stock for possible sale by us and/or the stockholders. We and/or the selling stockholders may offer and sell all or a portion of the shares of common stock covered by this prospectus from time to time, directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters, in one or more or any combination of the following transactions:

•	on the New York Stock Exchange, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions (on either a firm commitment or best-efforts basis);

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

We and the selling stockholders may sell the shares at a fixed price or prices, which may change, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares, from time to time, will be determined by us or the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the New York Stock Exchange or any other exchange or market.

We and the selling stockholders may also enter into derivative transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume. We and the selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from us, the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act. We or the selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act.

Under a registration agreement, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the common stock, including liabilities arising under the Securities Act. Under the registration agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock; however, the selling stockholders will pay any underwriting discounts or commissions relating to the sale of their shares of common stock in any underwritten offering.

Upon our entering into, or our receipt of notification from a selling stockholder that the selling stockholder has entered into, any material arrangement with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of each selling stockholder, if applicable;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of common stock. This may include over-allotments or short sales of common stock, which involve the sale by persons participating in the offering of more common stock than we or the selling stockholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if common stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We and the selling stockholders are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock covered by this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to our and our affiliates’ activities, as well as, the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received from a selling stockholder as a gift, pledge, partnership distribution or other transfer after the date of this prospectus. Upon being notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered in connection with this offering will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Certain partners of Kirkland & Ellis LLP are members of a limited liability company that is an investor in GTCR Fund VII, L.P. and GTCR Fund VII/A, L.P. Certain partners of Kirkland & Ellis LLP are members of a partnership that is an investor in GTCR Co-Invest, L.P. Kirkland & Ellis LLP has from time to time represented, and may continue to represent, GTCR Golder Rauner, L.L.C. and certain of its affiliates in connection with certain legal matters.

EXPERTS

The consolidated financial statements of Syniverse Holdings, Inc. appearing in Syniverse Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 (including Schedule II appearing therein) and Syniverse Holdings, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Filings. We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. For further information concerning the SEC’s Public Reference Room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC’s Internet address at http://www.sec.gov.

Stock Market. Our common stock is listed on the New York Stock Exchange and similar information can be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

Registration Statement. We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02, Item 7.01 or Item 8.01 of a Current Report on Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•	our Current Reports on Form 8-K filed on April 2, 2007, April 3, 2007, April 6, 2007, and May 30, 2007;

•	our Proxy Statement on Schedule 14A for the 2007 Annual Meeting of Stockholders, filed with the Commission on April 9, 2007; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 10, 2005.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3), or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02, Item 7.01 or Item 8.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. Requests for such copies should be directed to Robert Garcia, Jr., Esq., Vice President and General Counsel, Syniverse Holdings, Inc., via mail at 8125 Highwoods Palm Way, Tampa, Florida 33647 via telephone at (813) 637-5000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by Syniverse Holdings, Inc., of the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$12,282
Printing expenses	225,000
Accounting fees and expenses	125,000
Legal fees and expenses	150,000
Blue Sky Fees	5,000
Miscellaneous expenses	25,000

Total	$542,282

All amounts shown above are estimates except for the Securities and Exchange Commission registration fee.

Item 15. Indemnification of Directors and Officers.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrant’s directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrant are covered by insurance policies maintained and held in effect by Syniverse Technologies Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Syniverse Holdings, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Statute”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an “indemnified capacity”). The indemnity may include expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute.

Article 8 of the Second Amended and Restated Certificate of Incorporation of Syniverse Holdings, Inc. provides that the corporation may indemnify any person who was or is a party to any action, suit or proceeding to the fullest extent provided by the Delaware General Corporation Law. In addition, Syniverse Holdings, Inc., will indemnify its directors for all liabilities arising from a breach of fiduciary duty except when such breach results in an improper benefit receipt.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 16. Exhibits.

Reference is made to the attached Exhibit Index.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by

Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser: if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on the 8th day of June, 2007.

SYNIVERSE HOLDINGS, INC.

By:	/s/ DAVID W. HITCHCOCK
Name:	David W. Hitchcock
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Tony G. Holcombe, David W. Hitchcock and Robert J. Garcia, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 8th day of June 2007.

Signature	Capacity

/s/ TONY G. HOLCOMBE Tony G. Holcombe	Chief Executive Officer, President and Director (principal executive officer)

/s/ DAVID W. HITCHCOCK David W. Hitchcock	Chief Financial Officer (principal accounting officer)

/s/ ROBERT J. MARINO Robert J. Marino	Chairman of the Board, Director

/s/ DAVID A. DONNINI David A. Donnini	Director

/s/ COLLIN E. ROCHE Collin E. Roche	Director

/s/ JOHN C. HOFMANN John C. Hofmann	Director

/s/ JAMES B. LIPHAM James B. Lipham	Director

/s/ JACK PEARLSTEIN Jack Pearlstein	Director

/s/ TIMOTHY A. SAMPLES Timothy A. Samples	Director

EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.

4.1		Second Amended and Restated Certificate of Incorporation of Syniverse Holdings, Inc. (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended, filed with the Commission on February 8, 2005 (File No. 333-120444)).

4.2		Amended and Restated Bylaws of Syniverse Holdings, Inc. (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended, filed with the Commission on February 8, 2005 (File No. 333-120444)).

4.3		Form of certificate representing shares of common stock, par value $0.001 per share (incorporated by reference to the Registrant’s Registration Statement on Form S-1, filed with the Commission on February 8, 2005 (File No. 333-120444)).

5.1		Opinion of Kirkland & Ellis LLP.

23.1		Consent of Ernst & Young LLP.

23.2		Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1		Powers of Attorney (included in Part II to the Registration Statement).

*	To be filed, if necessary, by a post effective amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.